Exh.(17)(a)

              STATE STREET RESEARCH INTERNATIONAL FIXED INCOME FUND

                                   a series of

                     State Street Research Portfolios, Inc.

                                      PROXY

           Special Meeting of Shareholders - ___________________, 1997


           The undersigned hereby appoints Ralph F. Verni, Darman A. Wing and Christopher P. Nicholas, and each of them, as proxies with full power of substitution to act for and vote on behalf of the undersigned all shares of State Street Research International Fixed Income Fund (the "International Fixed Income Fund"), a portfolio series of State Street Research Portfolios, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at________________, _______________, ___________________________,
_____________________________________, at p.m. on ______________________, 1997,
or at any adjournments thereof, on the following item as set forth in the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

           If a choice is specified for a proposal, this proxy will be voted as indicated. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting. The Board of Trustees recommends a vote FOR all proposals.

           The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement dated _________________, 1997. PLEASE INDICATE ANY CHANGE OF ADDRESS BELOW. This proxy may be revoked at any time prior to the exercise of the powers conferred thereby.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE


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                                SEE REVERSE SIDE
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



With respect to the International Fixed Income Fund:

1. To approve an Agreement and Plan of Reorganization and Liquidation providing for the transfer of the assets of the International Fixed Income Fund (subject to certain of its liabilities) to the State Street Research Government Income Fund (the "Government Income Fund") in exchange for Class A, Class B, Class C and Class D shares of the Government Income Fund, the distribution of such shares to shareholders of the International Fixed Income Fund and the subsequent liquidation and dissolution of the International Fixed Income Fund.

           FOR                 AGAINST                  ABSTAIN
           [ ]                   [ ]                      [ ]



                                 YES                      NO
I plan to attend the meeting:    [ ]                      [ ]

                       IT IS IMPORTANT THAT THIS PROXY BE
                       SIGNED AND RETURNED IN THE ENCLOSED
                       ENVELOPE.


NOTE:      Please date and sign exactly as name or
           names appear hereon and return in the
           enclosed envelope, which requires no
           postage.  When signing as attorney,
           executor, trustee, guardian or officer
           of a corporation, please give title as such.

 Signature: _________________________                Date: _______________

 Signature: _________________________                Date: _______________



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